UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Polibeli Group Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Landmark Pluit Tower D 5th & 6th Floor,
Jl. Pluit Selatan Raya, Pluit, Penjaringan,
Kota Jakarta Utara, Daerah Khusus Ibukota Jakarta 14450
Republic of Indonesia
Tel: +62-21-22531366

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Ordinary Shares, par value US$0.00001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-285821 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities being registered set forth under “Description of Securities of the Company after the Business Combination” in the proxy statement/prospectus forming a part of the registration statement on Form F-4, as originally filed with the Securities and Exchange Commission on March 14, 2025, as amended by any amendments to such registration statement (Registration No. 333-285821) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933 is hereby also incorporated by reference herein. Copies of such description will be filed with the Nasdaq Stock Market LLC.

Item 2. Exhibits.

No exhibits are required to be filed because the securities being registered on this form (1) are being registered on an exchange on which no other securities of the registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Polibeli Group Ltd

By:	/s/ Fucheng Yan
	Name:	Fucheng Yan
	Title:	Director

Date: August 1, 2025

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